                                                                   Exhibit 4.2


                            REGISTRATION RIGHTS AGREEMENT

          This Registration Rights Agreement (the "Registration Rights Agreement") is made and entered as of this 15th day of December, 1999 by and between AVI BioPharma, Inc., a corporation organized under the laws of Oregon (the "Company"), and the persons identified as Investors pursuant to a Purchase Agreement of even date herewith by and between the Company and such persons (the "Purchase Agreement").

          The parties hereby agree as follows:

          1.   CERTAIN DEFINITIONS

               As used in this Registration Rights Agreement, the following terms shall have the following meanings:

               "ADDITIONAL REGISTRABLE SECURITIES" shall mean the shares of Common Stock, if any, issued to the Investors pursuant to Section 7.1 of the Purchase Agreement.

               "COMMON STOCK" shall mean the Company's shares of Common Stock, par value $.0001 per share.

               "INVESTOR" shall mean each person so identified in the Purchase Agreement, and any subsequent holder of any Common Stock, Warrant or Registrable Securities.

               "PROSPECTUS" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities and Additional Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

               "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration made by preparing and filing a registration statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such registration statement or document.

               "REGISTRABLE SECURITIES" shall mean the shares of Common Stock issued and issuable to the Investors pursuant to the Purchase Agreement (other than additional shares of Common Stock issuable pursuant to Section 7.1 of the Purchase Agreement) and issuable upon the exercise of the Warrants, and any securities issued with respect to, or in exchange for, such securities.

               "REGISTRATION STATEMENT" shall mean any registration statement filed under the 1933 Act of the Company that covers the resale of any of the Registrable Securities or Additional Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

               "SEC" means the U.S. Securities and Exchange Commission.

               "1933 ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               "1934 ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               "WARRANTS" mean the warrants to purchase shares of Common Stock issued to the Investor pursuant to the Purchase Agreement.

               Other capitalized terms used herein but not defined herein shall have the meaning provided therefor in the Purchase Agreement.

          2.   REGISTRATION.

               (a) REGISTRATION STATEMENT. On the date of the closing of the transactions contemplated by the Purchase Agreement (the "Closing Date"), the Company shall prepare and file with the SEC one Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities, subject to the Investor's consent) covering the resale of the Registrable Securities. Such Registration Statement shall cover, to the extent allowable under the 1933 Act and the Rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. No securities shall be included in the Registration Statement without the consent of the Investors other than the Registrable Securities. The Company agrees that prior to the effectiveness of the Registration Statement(s) covering the securities contemplated by the Supplement to the Memorandum dated December 16, 1999, it will not file any other registration statement.

          (b) EXPENSES. The Company will pay all expenses associated with the registration and in addition shall pay the reasonable fees of single counsel to the Investors relating thereto in an amount of $5,000, excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals. EXCEPT ONLY AS SPECIFICALLY PROVIDED HEREIN, ALL EXPENSES INCIDENT TO THE PERFORMANCE UNDER OR COMPLIANCE WITH THIS REGISTRATION RIGHTS AGREEMENT BY THE COMPANY SHALL BE BORNE BY THE COMPANY, REGARDLESS OF WHETHER THE REGISTRATION STATEMENT BECOMES EFFECTIVE, INCLUDING, WITHOUT LIMITATION, (i) ALL REGISTRATION AND FILING FEES AND EXPENSES (INCLUDING FILINGS MADE WITH THE NATIONAL ASSOCIATION OF SECURITIES DEALERS ("NASD"), IF APPLICABLE); (ii) FEES AND EXPENSES (INCLUDING FEES AND EXPENSES OF COUNSEL FOR THE COMPANY) OF COMPLIANCE WITH FEDERAL SECURITIES AND STATE BLUE SKY OR OTHER SECURITIES LAWS; (iii) EXPENSES OF PRINTING, MESSENGER AND DELIVERY SERVICES, DUPLICATION, WORD PROCESSING AND TELEPHONE INCURRED BY THE COMPANY (BUT NOT BY THE HOLDERS OF REGISTRABLE SECURITIES); (iv) FEES AND DISBURSEMENTS OF COUNSEL FOR THE COMPANY; (v) ALL APPLICATION AND FILING FEES IN CONNECTION WITH LISTING SHARES

OF THE COMPANY'S COMMON STOCK ON A NATIONAL SECURITIES EXCHANGE OR AUTOMATED QUOTATION SYSTEM PURSUANT TO THE REQUIREMENTS HEREOF; AND (vi) ALL FEES AND DISBURSEMENTS OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS OF THE COMPANY (INCLUDING THE EXPENSES OF ANY SPECIAL AUDIT AND "COLD COMFORT" LETTERS REQUIRED BY OR INCIDENT TO SUCH PERFORMANCE). THE COMPANY WILL, IN ANY EVENT, BEAR ITS OWN INTERNAL EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL SALARIES AND EXPENSES OF ITS OFFICERS AND EMPLOYEES PERFORMING LEGAL OR ACCOUNTING DUTIES), THE EXPENSES OF ANY ANNUAL AUDIT AND THE FEES AND EXPENSES OF ANY PERSON, INCLUDING SPECIAL EXPERTS, RETAINED BY THE COMPANY. THE HOLDERS SHALL BEAR THEIR OWN LEGAL FEES AND EXPENSES AND ANY UNDERWRITING FEES OR BROKERAGE COMMISSIONS INCIDENT TO THEIR DISPOSITION OF THE REGISTERED SECURITIES.

               (c)  EFFECTIVENESS.

                    (i) The Company shall use its best efforts to have the Registration Statement declared effective as soon as practicable. If (A) the Registration Statement is not declared effective by the SEC within 90 days following the Closing Date (the "Registration Date"), or (B) after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to the Registration Statement for any reason but except as excused pursuant to subparagraph (ii) below, then the Company will make payments to each Investor, as damages and not as a penalty, for any 30 day period or portion thereof following the Registration Date during which any of the events described in (A) or (B) above occurs and is continuing (the "Blackout Period") in an amount equal to 2% of the aggregate Purchase Price paid by such Investor to the Company on the Closing Date. The amounts payable as damages pursuant to this paragraph shall be payable in lawful money of the United States and shall be paid on demand from time to time following the commencement of the Blackout Period until the termination of the Blackout Period. The same remedy and penalty interest shall be available in the case of any failure to timely issue Warrant Shares upon exercise of the Warrant, or in the case of any suspension from trading or delisting from the Nasdaq Stock Market. If at any time a payment due hereunder remains unpaid for more than sixty (60) days after demand, the rate of damage payments shall thereafter be increased for all purposes to a rate equal to 3% per 30 day period. The remedies set forth in this section are not intended to be exclusive, and shall be in addition to any other remedies available at law or in equity. Amounts payable as damages hereunder to an Investor shall cease when the Investor no longer holds Warrants or Registrable Securities, or Additional Registrable Securities, as applicable.

                    (ii) The Company may suspend the use of a prospectus under the Registration Statement contemplated by this Section for up to two (2) periods of not more than twenty (20) days in the aggregate in any consecutive twelve (12) months, if the Company shall deliver to the Investor a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would (A) be seriously detrimental to the business of the Company for such registration to be effected or remain effective at such time, (B) interfere with any proposed or pending material corporate transaction involving the Company or any of its subsidiaries, or (C) result in any premature disclosure thereof. In such a case, the Company shall not disclose to the Investor any facts or circumstances constituting material non-public information, without the prior written consent of Investor. The duration of the MFN Period provided for in the Purchase Agreement will be extended by the number of days of any termination or suspension of the effectiveness of any registration or suspension of the use of any prospectus contemplated by this Section 2.

               (d) UNDERWRITTEN OFFERING. If any offering pursuant to a Registration Statement pursuant to Section 2(a) hereof involves an underwritten offering, the Investor shall have the right to select an investment banker and manager to administer the offering, which investment banker or manager shall be reasonably satisfactory to the Company. An underwritten offering will not be conducted without the consent of 50% of the Investors.

               (e) Promptly following the issuance of any Additional Registrable Securities, the Company shall file a Registration Statement and use its best efforts to have such Registration Statement covering the Additional Registrable Securities declared effective as soon as possible. All time periods, provisions and remedies covering the registration of Registrable Securities shall apply, MUTATIS MUTANDIS, to the registration of the Additional Registrable Securities.

          3. COMPANY OBLIGATIONS. The Company will use its best efforts to effect the registration of the Registrable Securities and Additional Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

               (a) use its best efforts to cause such Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of the date on which all Registrable Securities or Additional Registrable Securities, as the case may be, covered by such Registration Statement, as amended from time to time, have been sold or until such time as they become eligible for distribution pursuant to Rule 144(k), or any successor provision thereof, under the 1933 Act (the "Registration Period") (however, the Registration Statement shall be continued effective for so long as the Warrants remain outstanding);

               (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the period specified in Section 3(a) and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all Registrable Securities and Additional Registrable Securities; provided that, at a time reasonably prior to the filing of a Registration Statement or Prospectus, or any amendments or supplements thereto, the Company will furnish to the Investor copies of all documents proposed to be filed, which documents will be subject to the comments of the Investor;

                (c) furnish to all of the Investors and their legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such

Investor may reasonably request in order to facilitate the disposition of the Registrable Securities and Additional Registrable Securities owned by such Investor;

               (d) in the event the Investors select underwriters for the offering, the Company shall enter into and perform its reasonable obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering;

               (e) at the request of the Investor, the Company shall furnish, on the date that Registrable Securities or Additional Registrable Securities, as applicable, are delivered to an underwriter, if any, for sale in connection with the Registration Statement (i) an opinion, dated as of such date, from counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the underwriter and the Investor and (ii) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters and the Investors;

               (f) make reasonable effort to prevent the issuance of any stop order or other suspension of effectiveness and, if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

               (g) furnish to the Investors at least five copies of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules by courier pursuant to the notice requirements of the Purchase Agreement;

               (h) prior to any public offering of Registrable Securities or Additional Registrable Securities, use its best efforts to register or qualify or cooperate with the Investors and its counsel in connection with the registration or qualification of such Registrable Securities or Additional Registrable Securities, as applicable, for offer and sale under the securities or blue sky laws of all U.S. jurisdictions and do any and all other reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities or Additional Registrable Securities covered by the Registration Statement;

               (i) cause all Registrable Securities or Additional Registrable Securities covered by the Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

               (j) immediately notify the Investors, at any time when a Prospectus relating to the Registrable Securities or Additional Registrable Securities is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such holder, promptly prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such

Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities or Additional Registrable Securities, as applicable, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

               (k) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities and Additional Registrable Securities hereunder; and

               (l) file the reports require to be filed by it (if so required) under the Securities Act and the Exchange Act and the Rules and Regulations adopted by the SEC thereunder in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 under the Securities Act. The Company further covenants that it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act pursuant to the exemptions provided by Rule 144 under the Securities Act. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such information requirements.


4.   OBLIGATIONS OF THE INVESTORS.

               It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Registration Rights Agreement with respect to the Registrable Securities or Additional Registrable Securities of an Investor, if applicable, that such Investor shall furnish in writing to the Company such information regarding itself, the Registrable Securities or Additional Registrable Securities, as applicable, held by it and the intended method of disposition of the Registrable Securities or Additional Registrable Securities, as applicable, held by it as shall be reasonably required to effect the registration of such Registrable Securities or Additional Registrable Securities, as applicable, and shall execute such documents in connection with such registration as the Company may reasonably request.

               Each Investor, by its acceptance of the Registrable Securities and Additional Registrable Securities, if any, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities or Additional Registrable Securities, as applicable, from the Registration Statement.

               (c) In the event the Investor determine to engage the services of an underwriter, the Investors agree to enter into and perform their obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the dispositions of the Registrable Securities or Additional Registrable Securities, as applicable.

               (d) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event rendering the Registration Statement no longer effective, the Investor will immediately discontinue disposition of Registrable Securities or Additional Registrable Securities pursuant to the Registration Statement covering such Registrable Securities or Additional Registrable Securities until the Investor's receipt of the copies of the supplemented or amended prospectus filed with the SEC and declared effective and, if so directed by the Company, the Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Investor's possession of the prospectus covering the Registrable Securities or Additional Registrable Securities, as applicable, current at the time of receipt of such notice.

               (e) No Investors may participate in any underwritten registration hereunder unless it (i) agrees to sell the Registrable Securities or Additional Registrable Securities, as applicable, on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to the terms of this Agreement.

          5.   INDEMNIFICATION.

               (a) INDEMNIFICATION BY COMPANY. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law each Investor, its officers, directors, partners and employees and each person who controls the Investor (within the meaning of the 1933 Act) against all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorney's fees) and expenses caused by (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or any preliminary prospectus or any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon any information furnished in writing to the Company by such Investor, expressly for use therein, or (ii) any violation by the Company of any federal, state or common law, rule or regulation applicable to the Company in connection with any Registration Statement, Prospectus or any preliminary prospectus, or any amendment or supplement thereto, and shall reimburse in accordance with subparagraph (c) below, each of the foregoing persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claims. The foregoing is subject to the condition that, insofar as the foregoing indemnities relate to any untrue statement, alleged untrue statement, omission or alleged omission made in any preliminary prospectus or Prospectus that is eliminated or remedied in any Prospectus or amendment or supplement thereto, the above indemnity obligations of the Company shall not inure to the benefit of any indemnified party if a copy of such corrected Prospectus or amendment or supplement thereto had been made available to such indemnified party and was not sent or given by such indemnified party at or prior to the time such action was required of such indemnified party by the 1933 Act and if delivery of such

Prospectus or amendment or supplement thereto would have eliminated (or been a sufficient defense to) any liability of such indemnified party with respect to such statement or omission. Indemnity under this Section 5(a) shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the permitted transer of the Registrable Securities and Additional Registrable Securities.

               (b) INDEMNIFICATION BY HOLDER OF REGISTRABLE SECURITIES. In connection with any registration pursuant to the terms of this Registration Rights Agreement, each Investor severally will furnish to the Company in writing such information as the Company reasonably requests concerning the holders of Registrable Securities and Additional Registrable Securities or the proposed manner of distribution for use in connection with any Registration Statement or Prospectus and severally agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney's fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such holder of Registrable Securities or Additional Registrable Securities to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto and that such information was substantially relied upon by the Company in preparation of the Registration Statement or Prospectus or any amendment or supplement thereto. In no event shall the liability of a holder of Registrable Securities or Additional Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expense paid by such holder and the amount of any damages such holder has otherwise been required to pay by reason of such untrue statement or omission) received by such holder upon the sale of the Registrable Securities or Additional Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

               (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; PROVIDED that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and PROVIDED, FURTHER, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

               (d) CONTRIBUTION. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities or Additional Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities or Additional Registrable Securities giving rise to such contribution obligation.

          6.   MISCELLANEOUS.

               (a) AMENDMENTS AND WAIVERS. This Registration Rights Agreement may be amended only by a writing signed by the parties hereto. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Investor.

               (b) NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) upon receipt when sent by first-class registered or certified mail, return receipt requested, postage prepaid, or
(d) upon receipt after deposit with a nationally recognized overnight express courier, postage prepaid, specifying next day delivery with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth below or at such other address as such party may designate by ten (10) days advance written notice to the Company. All communications shall be addressed as follows:

                    if to the Company, to:

                    AVI BIOPHARMA, INC.
                    One S.W. Columbia Street, Suite 1105
                    Portland, Oregon 97258

                    Attention: Alan Timmins, COO
                    Telephone: 503/227-0554
                    Facsimile: 503/227-0751

                    and to:

                    Ater Wynne LLP
                    222 S.W. Columbia Street
                    Suite 1800
                    Portland, Oregon 97201-6618
                    Attention:  Byron W. Milstead, Esq.
                    Telephone:  503/226-1191
                    Facsimile: 503/226-0079

          (ii) if to the Investors, at the address as set forth on the Counterpart Execution Page of this Registration Rights Agreement,

                    with a copy so mailed to:

                    Cruttenden Roth Incorporated
                    4350 La Jolla Village Drive, Suite 220
                    San Diego, CA  92122
                    Telephone: 858/678-3064
                    Facsimile: 858/558-1522
                    Attention:  Office Manager

               (c) ASSIGNMENTS AND TRANSFERS BY INVESTOR. This Registration Rights Agreement and all the rights and obligations of the Investors hereunder may not be assigned or transferred to any transferee or assignee except as set forth herein. An Investor may make such assignment or transfer to any transferee or assignee of any Common Stock, Warrant or Registrable Securities, or Additional Registrable Securities, PROVIDED, that (i) such transfer is made expressly subject to this Agreement and the transferee agrees in writing to be bound by the terms and conditions hereof, and (ii) the Company is provided with written notice of such assignment.

               (d) ASSIGNMENTS AND TRANSFERS BY THE COMPANY. This Registration Rights Agreement may not be assigned by the Company without the prior written consent of Investor, except that without the prior written consent of the Investor, but after notice duly given, the Company shall assign its rights and delegate its duties hereunder to any successor-in-interest corporation, and such successor-in-interest shall assume such rights and duties, in the event of a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of the Company's assets.

               (e) BENEFITS OF THE AGREEMENT. The terms and conditions of this Registration Rights Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Registration Rights Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Registration Rights Agreement, except as expressly provided in this Registration Rights Agreement.

               (f) COUNTERPARTS. This Registration Rights Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               (g) TITLES AND SUBTITLES. The titles and subtitles used in this Registration Rights Agreement are used for convenience only and are not to be considered in construing or interpreting this Registration Rights Agreement.

               (h) SEVERABILITY. If one or more provisions of this Registration Rights Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Registration Rights Agreement and the balance of this Registration Rights Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the fullest extent permitted by law.

               (i) FURTHER ASSURANCES. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

               (j) ENTIRE AGREEMENT. This Registration Rights Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Registration Rights Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

               (k) APPLICABLE LAW. This Registration Rights Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law.


[REMAINDER OF PAGE INTENTIONALLY BLANK]

          If this Registration Rights Agreement is satisfactory to you, please so indicate by signing a Counterpart Execution Page to this Registration Rights Agreement and a Registration Statement Questionnaire and returning such counterpart and questionnaire to the Company whereupon subject to the Company's acceptance of your subscription, this Registration Rights Agreement will become binding between us in accordance with its terms.


                                       AVI BIOPHARMA, INC.
                                       an Oregon corporation

                                       By: /s/ Denis R. Burger
                                          --------------------------------
                                       Name: Denis R. Burger
                                            ------------------------------
                                       Title: CEO
                                             -----------------------------

                           REGISTRATION RIGHTS AGREEMENT

                             COUNTERPART EXECUTION PAGE

          By signing below, the undersigned agrees to the terms of the AVI BIOPHARMA, INC. Registration Rights Agreement.


                                       INVESTOR:

                                       Castle Creek Healthcare Partners LLC
                                       ---------------------------------------
                                       By: Castle Creek Partners LLC
                                          ------------------------------------
                                       Its: Investment Manager
                                           -----------------------------------
                                       Name: /s/ John D. Ziegelman
                                            ----------------------------------
                                       Title: Managing Member
                                             ---------------------------------
                                       Address: 77 West Wacker Dr., Suite 4040
                                               -------------------------------
                                                Chicago, Illinois 60601
                                               -------------------------------
                                       Facsimile: 312-499-6999
                                                 -----------------------------

                           REGISTRATION RIGHTS AGREEMENT

                             COUNTERPART EXECUTION PAGE

          By signing below, the undersigned agrees to the terms of the AVI BIOPHARMA, INC. Registration Rights Agreement.


                                       INVESTOR:

                                       /s/ Michael T. Jackson TTE
                                       -----------------------------------------
                                       By: Michael T. Jackson TTE
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title: Trustee
                                             -----------------------------------
                                       Address: 1 Embarcadero Center, Suite 2410
                                               ---------------------------------
                                                San Francisco, CA 94111
                                               ---------------------------------
                                       Facsimile: 415-732-9645
                                                 -------------------------------

                           REGISTRATION RIGHTS AGREEMENT

                             COUNTERPART EXECUTION PAGE

          By signing below, the undersigned agrees to the terms of the AVI BIOPHARMA, INC. Registration Rights Agreement.


                                       INVESTOR:

                                        JALAA Equities, LP
                                       -----------------------------------
                                       By: /s/ Jason Aryeh
                                          --------------------------------
                                       Name: Jason Aryeh
                                            ------------------------------
                                       Title: General Partner
                                             -----------------------------
                                       Address: 140 Greenwich Ave.
                                               ---------------------------
                                                Greenwich, CT 06830
                                               ---------------------------
                                       Facsimile: (203) 613-9218
                                                 -------------------------

                                AVI BIOPHARMA, INC.

                        REGISTRATION STATEMENT QUESTIONNAIRE

          In connection with the preparation of the Registration Statement, please provide us with the following information:

     1. Please state your or your organization's name exactly as it should appear in the Registration Statement:

     -------------------------------------------------

     2.   Please provide the following information, as of                ,1999:
                                                         ----------------

Number of shares of Common Stock and shares of Common Stock underlying the Warrants that you are purchasing and seek to include in the Registration
Statement:                                                                 / /

Number of Shares that you already beneficially own or that you are purchasing and do NOT seek to include in the Registration Statement:
                                                                           / /

     3. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates other than as disclosed in the Proxy Statement in connection with the Company's 1998 Annual Meeting of Shareholders?

                          Yes   / /        No    / /

          If yes, please indicate the nature of any such relationships:

-------------------------------------------------------------------------------

                                       INVESTOR:

                                       -----------------------------------
                                       By:
                                          --------------------------------
                                       Name:
                                            ------------------------------
                                       Title:
                                             -----------------------------

The foregoing constitutes the only information furnished to the Company for the purpose of Section 2.5(b) of the Registration Rights Agreement.